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                                                              EXHIBIT 5.1


                                 June 30, 1997


Key Plastics, Inc.
Key Plastics International L.L.C.
Key Plastics Automotive, L.L.C.
Key Plastics Technology, L.L.C.
Key Plastics A, L.L.C.
Key Plastics B, L.L.C.
21333 Haggerty Road
Novi, Michgian  48375

         Re: Registration Statement on Form S-4 in Connection With the Exchange
             Offer of 10 1/4% Senior Subordinated Notes due 2007, Series B for 10 1/4% Senior Subordinated Notes Due 2007

Ladies and Gentlemen:

         We have acted as counsel for Key Plastics, Inc., a Michigan company (the "Company") and Key Plastics International, L.L.C., Key Plastics Automotive, L.L.C., Key Plastics Technology, L.L.C., Key Plastics A, L.L.C., Key Plastics B, L.L.C., (each a "Guarantor" and together the "Guarantors"), as Trustee, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the Exchange Offer by the Company of $125,000,000 aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2007, Series B (the "Notes") for $105,000,000 aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2007. The Notes are to be issued pursuant to an Indenture (the "Indenture") by and among the Company and Marine Midland Bank, as Trustee.

         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan.

         2. Each Guarantor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan.

         3. The Notes, when executed and authenticated in accordance with the terms of the Indenture, and upon issuance in accordance with the terms of the Exchange Offer in the Prospectus constituting a part of the Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (a) the enforceability thereof may be limited by or subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.


          4. The Guarantees, when executed in accordance with the terms of the Indenture, and upon issuance in accordance with the terms of the Exchange Offer in the


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                Indenture and upon issuance in accordance with the terms of the
                Exchange Offer in the Prospectus constituting a part of the Registration Statement, will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as (a) the enforceability thereof may be limited by or subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.


         In rendering the opinion set forth in paragraph 2 above, we have assumed that the laws of the State of New York as to the enforceability of the Notes and the Guarantees are not different from the laws of the State of Michigan (excluding the choice of law rules).

         We hereby consent to the use of this opinion as Exhibit 5.1 of the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.


                               Very truly yours,

                              DYKEMA GOSSETT PLLC



                               Carol H. Rodriguez